Exhibit 99.1

Mesa Air Group Reports Third Quarter Fiscal 2024 Results

October 16, 2024

PHOENIX, October 16, 2024 – Mesa Air Group, Inc. (NASDAQ: MESA) (“Mesa” or the “Company”) today reported third quarter fiscal 2024 financial and operating results.

Third Quarter Fiscal 2024 Update:

•
Total operating revenues of $110.8 million, United Express contract revenue 8.0% higher year-over-year
•
Pre-tax loss of $20.7 million, net loss of $19.9 million, or $(0.48) per diluted share
•
Adjusted net loss of $9.4 million, or $(0.23) per diluted share
•
Adjusted EBITDAR1 of $10.6 million
•
Operated at a 99.94% controllable completion factor

United CPA and Fleet Update:

•
Extended increased block-hour rate on E-175 flying in current United CPA through August 31, 2025
•
At United’s request, agreed to accelerate transition of fleet to all E-175s by March 1, 2025
•
United to reimburse costs up to $14 million associated with transition
•
United to purchase two CRJ-700s formerly leased to a third party for total proceeds of $11.0 million, $4.5 million of which will pay down the related outstanding obligations
•
Mesa and United remain in discussions for an enhanced CPA to support long-term profitability

Additional Updates:

•
During June quarter, entered agreements to sell 23 CF34-8C engines for total proceeds of $33.5 million, $29.0 million of which will pay down U.S. Treasury debt
•
Completed all asset transactions to eliminate RASPRO finance lease obligation
•
Generated $9.6 million from sale of approximately 2.3 million common shares of Archer Aviation, Inc. (“Archer”), originally acquired for $5.0 million, with Mesa still retaining up to approximately 1.17 million unvested equity warrants in Archer

“While we were pleased to experience an 8.0% increase in United Express contract revenue, our third-quarter block-hours were negatively impacted by a lag as we removed CRJ-900s from our contractual fleet and trained pilots to fly our E-175s,” said Jonathan Ornstein, Chairman and CEO. “We generated positive adjusted EBITDAR for the second straight quarter given improving fleet mix and cost control. We continue to monetize our surplus assets and will direct proceeds toward reducing the related obligations and, as a result, interest expense. We were modestly operating cash flow-positive during the third quarter.

“Importantly, we have extended the increased block-hour rate in our CPA with United into next year. United has also agreed to reimburse Mesa for expenses associated with the transition to fully flying E-175 aircraft. The updated financial terms and our ongoing planning with United is critical as we rebuild our E-175 fleet utilization and margin runway through fiscal year 2025. We currently have the pilot resources to fly increased E-175 block hours, and have started the process of recalling pilots from furlough in anticipation of improved aircraft utilization.

“While we are not yet providing a forecast for fiscal year 2025, our focus continues to be on increasing utilization and maintaining overall operational performance,” continued Ornstein. “As we transition into flying all E-175s, we will look to drive additional efficiencies from operating a single fleet type. We will also continue to consider longer-term financial and strategic opportunities to enhance the business.”

Third Quarter Fiscal 2024 Details

Total operating revenues in Q3 2024 were $110.8 million, a decrease of $3.9 million, or 3.4%, from $114.7 million for Q3 2023. Contract revenue increased $1.2 million, or 1.3%, to $95.6 million, compared to $94.4 million in Q3 2023, driven by higher E-175 block-hour rates with United Airlines despite 3.3% fewer block hours. This increase was partially offset by higher deferred revenue in Q3 2024 and the wind-down of the DHL contract.

Pass-through revenue decreased by $5.1 million, or 25.3%, driven by lower pass-through maintenance expense. Mesa’s Q3 2024 results include, per GAAP, the deferral of $2.3 million in revenue, versus the recognition of $1.8 million of previously deferred revenue in Q3 2023. The remaining deferred revenue balance of $12.4 million will be recognized as flights are completed over the remaining term of the United contract.

Total operating expenses in Q3 2024 were $119.8 million, a decrease of $35.1 million, or 22.7%, versus Q3 2023. This decrease primarily reflects a $22.6 million lower asset impairment loss. In addition, maintenance expense decreased by $6.8 million primarily due to lower labor and pass-through costs, and flight operations expense was $6.1 million lower due to decreases in pilot wages and training costs. Depreciation and amortization expense decreased $5.6 million primarily due to the retirement and sale of CRJ aircraft and engines.

Mesa’s Q3 2024 results reflect a net loss of $19.9 million, or $(0.48) per diluted share, compared to a net loss of $47.6 million, or $(1.17) per diluted share, for Q3 2023. Mesa’s Q3 2024 adjusted net loss was $9.4 million, or $(0.23) per diluted share, versus an adjusted net loss of $27.2 million, or $(0.67) per diluted share, in Q3 2023.

Mesa’s adjusted EBITDA1 for Q3 2024 was $8.9 million, compared to an adjusted EBITDA loss of $1.8 million for Q3 2023. Adjusted EBITDAR was $10.6 million for Q3 2024, compared to an adjusted EBITDAR loss of $0.9 million for Q3 2023.

Third Quarter Fiscal 2024 Operating Performance

Operationally, the Company reported a controllable completion factor of 99.94% for United during Q3 2024. This is compared to a controllable completion factor of 98.83% for United during Q3 2023. Controllable completion factor excludes cancellations due to weather and air traffic control.

For Q3 2024, approximately 98% of the Company’s total revenue was derived from its contract with United. The Company’s CPA with United provided for 73 large (70/76 seats) jets, comprising a mix of E-175s and CRJ-900s. In Q3 2024, Mesa’s fleet mix comprised 55 E-175s and 18 CRJ-900s.

Balance Sheet and Liquidity

Mesa ended the June quarter with $16.3 million in unrestricted cash and cash equivalents. As of June 30, 2024, the Company had $366.4 million in total debt, secured primarily with aircraft and engines, compared to a balance of $577.5 million as of June 30, 2023. During the quarter, the Company made $22.3 million of debt payments related to CRJ engine sale transactions, $3.9 million in scheduled debt payments, and $5.0 million in principal payments associated with the restructuring of finance leases.

As of September 30, 2024, Mesa had $15.4 million in unrestricted cash and cash equivalents. Based on the most recent appraisal value of spare parts, Mesa had $12.4 million in available credit under its United facility, subject to approval.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 65 cities in 33 states, the District of Columbia, Cuba, and Mexico. As of September 30, 2024, Mesa operated a fleet of 67 aircraft, with approximately 260 daily departures. The Company had approximately 1,838 employees. Mesa operates all its flights as United Express pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc.

Important Cautions Regarding Forward-Looking Statements

This Press Release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the SEC, and the risk that the completion and filing of the Form 10-Qs will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Contact:

Mesa Air Group, Inc.

Media

media@mesa-air.com

Investor Relations
investor.relations@mesa-air.com

MESA AIR GROUP, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands, except per share amounts) (Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
Operating revenues:
Contract revenue	$ 95,596	$ 94,356	$ 310,516	$ 326,588
Pass-through and other revenue	15,197	20,335	50,636	57,111
Total operating revenues	110,793	114,691	361,152	383,699

Operating expenses:
Flight operations	45,445	51,557	146,602	164,707
Maintenance	44,266	51,072	137,165	145,344
Aircraft rent	1,684	864	4,296	5,782
General and administrative	9,715	11,346	32,857	38,872
Depreciation and amortization	9,730	15,316	32,846	47,060
Asset impairment	7,880	30,489	50,923	50,951
Loss/(Gain) on sale of assets	—	(6,722)	150	(7,271)
Other operating expenses	1,090	999	5,098	2,358
Total operating expenses	119,820	154,921	409,937	447,803
Operating loss	(9,027)	(40,230)	(48,785)	(64,104)

Other income (expense), net:
Interest expense	(9,032)	(12,015)	(30,832)	(36,321)
Interest income	17	8	45	128
(Loss)/Gain on investments	(776)	—	6,454	—
Unrealized (Loss)/Gain on investments, net	(2,025)	2,859	(6,073)	3,275
Gain on extinguishment of debt	—	—	2,954	—
Gain on debt forgiveness	—	—	10,500	—
Other income (expense), net	125	(946)	(234)	(540)
Total other expense, net	(11,691)	(10,094)	(17,186)	(33,458)
Loss before taxes	(20,718)	(50,324)	(65,971)	(97,562)
Income tax expenses (benefit)	(810)	(2,764)	126	(5,791)
Net loss	$ (19,908)	$ (47,560)	$ (66,097)	$ (91,771)

Net loss per share attributable to common shareholders
Basic	$ (0.48)	$ (1.17)	$ (1.61)	$ (2.35)
Diluted	$ (0.48)	$ (1.17)	$ (1.61)	$ (2.35)

Weighted-average common shares outstanding
Basic	41,217	40,688	41,075	38,986
Diluted	41,217	40,688	41,075	38,986

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	June 30, 2024	September 30, 2023
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 16,302	$ 32,940
Restricted cash	2,983	3,132
Marketable securities	5,442	—
Receivables, net	5,953	8,253
Expendable parts and supplies, net	30,652	29,245
Assets held for sale	20,151	57,722
Prepaid expenses and other current assets	3,425	7,294
Total current assets	84,908	138,586

Property and equipment, net	497,914	698,022
Lease and equipment deposits	1,289	1,630
Operating lease right-of-use assets	7,247	9,709
Deferred heavy maintenance, net	7,209	7,974
Assets held for sale	57,229	12,000
Other assets	8,569	30,546
TOTAL ASSETS	$ 664,365	$ 898,467

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 72,769	$ 163,550
Current portion of deferred revenue	4,443	4,880
Current maturities of operating leases	2,212	3,510
Accounts payable	64,409	58,957
Accrued compensation	11,180	10,008
Other accrued expenses	32,481	27,001
Total current liabilities	187,494	267,906

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion	287,749	364,728
Noncurrent operating lease liabilities	6,412	8,077
Deferred credits	3,275	4,617
Deferred income taxes	8,059	8,414
Deferred revenue, net of current portion	7,963	16,167
Other noncurrent liabilities	28,526	28,522
Total noncurrent liabilities	341,984	430,525
Total liabilities	529,478	698,431

STOCKHOLDERS' EQUITY:

Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 41,312,204 (2024) and 40,940,326 (2023) shares issued and outstanding, 4,899,497 (2024) and 4,899,497 (2023) warrants issued and outstanding	272,104	271,155
Accumulated deficit	(137,217)	(71,119)
Total stockholders' equity	134,887	200,036
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 664,365	$ 898,467

MESA AIR GROUP, INC.

Operating Highlights

(Unaudited)

	Three months ended
	June 30,
	2024	2023	Change
Available seat miles (thousands)	962,669	1,002,945	(4.0)%
Block hours	43,813	45,301	(3.3)%
Average stage length (miles)	535	555	(3.6)%
Departures	24,144	24,555	(1.7)%
Passengers	1,513,581	1,500,634	0.9%
Controllable completion factor*
United	99.94%	98.83%	1.1%
Total completion factor**
United	96.86%	96.39%	0.5%

*Controllable completion factor excludes cancellations due to weather and air traffic control

**Total completion factor includes all cancellations

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three and nine months ended June 30, 2024 and June 30, 2023. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus non-GAAP Disclosures

(In thousands, except for per diluted share) (Unaudited)

Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share

GAAP income (loss)	$ (20,718)	$ 810	$ (19,908)	$ (0.48)	$ (50,324)	$ 2,764	$ (47,560)	$ (1.17)
Adjustments(1)(2)(3)(4)(5)(6)(7) (8)	10,921	(427)	10,494	$ 0.25	21,239	(884)	20,355	$ 0.50
Adjusted loss	(9,797)	383	(9,414)	$ (0.23)	(29,085)	1,880	(27,205)	$ (0.67)

Interest expense	9,032				12,015
Interest income	(17)				(8)
Depreciation and amortization	9,730				15,316
Adjusted EBITDA	8,948				(1,762)

Aircraft rent	1,684				864
Adjusted EBITDAR	$ 10,632				$ (898)

(1) $6.7 million gain from the sale of 20 engines during the three months ended June 30, 2023.

(2) $0.3 million loss on deferred financing costs related to retirement of debts during the three months ended June 30, 2023.

(3) $5.7 million and $30.5 million loss on held for sale accounting treatment during the three months ended June 30, 2024 and 2023, respectively.

(4) $2.0 million loss and $2.9 million gain resulting from changes in the fair value of the Company's investments in equity securities during the three months ended June 30, 2024 and 2023, respectively.

(5) $0.8 million loss on the transfer of investments in equity securities during the three months ended June 30, 2024.

(6) $2.2 million impairment fair value adjustment gain on 737 inventory during the three months ended June 30, 2024.

(7) $4.3 million impairment true-up loss on held for sale accounting treatment during the three months ended June 30, 2024.

(8) $0.2 million in non-recurring third party costs associated with the sale of assets during the three months ended June 30, 2024.

	Nine Months Ended June 30, 2024				Nine Months Ended June 30, 2023
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$ (65,971)	$ (126)	$ (66,097)	$ (1.61)	$ (97,562)	$5,791	$(91,771)	$ (2.35)
Adjustments(1)(2)(3)(4)(5)(6)(7) (8)(9)(10)(11)	43,138	82	43,220	$ 1.05	41,398	(2,459)	38,939	$ 1.00
Adjusted income loss	(22,833)	(44)	(22,877)	$ (0.56)	(56,164)	3,332	(52,832)	$ (1.36)

Interest expense	30,832				36,321
Interest income	(45)				(128)
Depreciation and amortization	32,846				47,060
Adjusted EBITDA	40,800				27,089

Aircraft rent	4,296				5,782
Adjusted EBITDAR	$45,096				$32,871

(1) $3.7 million impairment loss on intangible asset during the nine months ended June 30, 2023.

(2) $51.3 million and $47.2 million impairment loss on held for sale accounting treatment during the nine months ended June 30, 2024 and 2023, respectively.

(3) $0.2 million loss and $7.3 million gain from the sale of assets during the nine months ended June 30, 2024 and 2023, respectively.

(4) $1.5 million and $1.0 million loss on deferred financing costs related to retirement of debts during the nine months ended June 30, 2024 and 2023, respectively.

(5) $6.1 million loss and $3.4 million gain resulting from changes in the fair value of the Company's investments in equity securities during the nine months ended June 30, 2024 and 2023, respectively.

(6) $6.5 million gain on the transfer of investments in equity securities during the nine months ended June 30, 2024.

(7) $10.5 million gain on debt forgiveness during the nine months ended June 30, 2024.

(8) $0.9 million loss for early payment fees on the retirement of debt during the nine months ended June 30, 2024.

(9) $3.2 million in non-recurring third party costs associated with the sale of assets and retirement of debt during the nine months ended June 30, 2024.

(10) $0.4 million impairment true-up gain on held for sale accounting treatment during the nine months ended June 30, 2024.

(11) $3.0 million gain on extinguishment of debt during the nine months ended June 30, 2024.

Source: Mesa Air Group, Inc.